UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2016 (November 30, 2016)

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732) 240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 30, 2016, OceanFirst Financial Corp. (the “Company”) completed its previously announced merger with Ocean Shore Holding Co. (“Ocean Shore”) pursuant to the Agreement and Plan of Merger, dated as of July 12, 2016 (the “Merger Agreement”), by and among the Company, Masters Merger Sub Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), and Ocean Shore, pursuant to which (i) Merger Sub merged with and into Ocean Shore (the “First-Step Merger”), with Ocean Shore surviving, and (ii) immediately following the completion of the First-Step Merger, Ocean Shore merged with and into the Company (together with the First-Step Merger, the “Integrated Mergers”), with the Company surviving. Pursuant to the Merger Agreement, at the effective time of the First-Step Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Ocean Shore (the “Ocean Shore Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain shares of Ocean Shore Common Stock that were cancelled for no consideration pursuant to the terms of the Merger Agreement) was converted into the right to receive 0.9667 shares of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) and $4.35 in cash without interest, together with cash in lieu of fractional shares of the Company Common Stock (the “Merger Consideration”). Also at the Effective Time, each option to purchase Ocean Shore Common Stock was converted into an option to purchase Company Common Stock on the same terms and conditions as were applicable prior to the Effective Time, except that the number of shares of Company Common Stock issuable upon exercise of a converted Ocean Shore stock option was adjusted by multiplying the number of shares of Ocean Shore Common Stock subject to the Ocean Shore stock option by 1.2084 (and rounding down to the nearest whole share), and the exercise price per share of a converted option was adjusted by dividing the exercise price per share of the Ocean Shore stock option by 1.2084 (and rounding up to the nearest whole cent). At the Effective Time, each Ocean Shore restricted stock award became fully vested and was converted into the right to receive the Merger Consideration.

Following the consummation of the Integrated Mergers, Ocean City Home Bank (“Ocean Shore Bank”), a federal savings bank, merged with and into OceanFirst Bank, a federal savings bank (“OceanFirst Bank”), with OceanFirst Bank surviving such merger (together with the Integrated Mergers, the “Transactions”).

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 14, 2016 and is incorporated into this Item 2.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Steven E. Brady, former President and Chief Executive Officer of Ocean Shore and Ocean Shore Bank, Dorothy F. McCrosson and Samuel R. Young, all three of which are former members of the Board of Directors of Ocean Shore, were appointed to the Board of Directors of the Company and the Board of Directors of OceanFirst Bank, both of which have been expanded to include thirteen members. Steven E. Brady was appointed to the Risk Committee, Dorothy F. McCrosson was appointed to the Leadership Committee and Samuel R. Young was appointed to the Audit Committee. Mr. Brady’s term on the Board of Directors of the Company expires at the 2017 annual meeting of the Company’s Stockholders, Ms. McCrosson’s term on the Board of Directors of the Company expires at the 2018 annual meeting of the Company’s Stockholders and Mr. Young’s term on the Board of Directors of the Company expires at the 2019 annual meeting of the Company’s Stockholders.

Effective as the Effective Time, the Company entered into a separation and consulting agreement with Steven E. Brady setting forth his entitlements under his employment agreement with Ocean Shore in connection with his termination of employment with Ocean Shore and his service as a non-employee director of and consultant to the Company. The separation and consulting agreement provides for a consulting period of no longer than eighteen months and a consulting fee of $4,167 per month. During the consulting period, Mr. Brady will provide services and advice regarding the integration of the Company and Ocean Shore in his roles as Vice Chairman of the Southern Division of OceanFirst Bank and as chairman of the advisory board created by the Company to provide advice with respect to the integration of Ocean Shore’s business into the Company. If Mr. Brady’s service as a consultant is terminated by the Company before the end of the consulting period, he will continue to receive payment of the monthly consulting fees for the remainder of the consulting period. In addition, the separation and consulting agreement provides Mr. Brady with an automobile allowance, reimbursement of associated expenses and the payment of annual club membership dues during the consulting period. Mr. Brady will also be eligible to receive compensation as a non-employee director of the Company and OceanFirst Bank in accordance with the Company’s non-employee director compensation program described in the Company’s proxy statement for the 2016 annual meeting of stockholders filed on April 26, 2016, provided that in no event will the total compensation paid to Mr. Brady by the Company for his services as a non-employee director and a consultant to the Company exceed $195,000 in any single twelve month period.

The separation and consulting agreement also provides that Mr. Brady will be subject to restrictive covenants in favor of the Company, including an indefinite restriction on the disclosure of confidential information, an agreement not to disparage the Company and non-competition and non-solicitation covenants. The non-competition and non-solicitation covenants apply for thirty-six months following the termination or the expiration of the consulting period for any reason.

The foregoing description of the separation and consulting agreement does not purport to be complete and is qualified in its entirety by reference to the separation and consulting agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 8.01.	Other Events

On November 30, 2016, the Company issued a press release announcing the completion of the Transactions. A copy of the press release announcing the completion of the Transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

In accordance with paragraph 9.01(a)(4) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required by Item 9.01(a) not later than 71 calendar days after the date that the initial Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

In accordance with paragraph 9.01(b)(2) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required by Item 9.01(b) not later than 71 calendar days after the date that the initial Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation and Consulting Agreement by and between OceanFirst Financial Corp., OceanFirst Bank and Steven E. Brady dated November 30, 2016

99.1	Press Release of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated: December 1, 2016	/s/ Michael J. Fitzpatrick
Name: Michael J. Fitzpatrick
Title: Executive Vice President & CFO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and Consulting Agreement by and between OceanFirst Financial Corp., OceanFirst Bank and Steven E. Brady dated November 30, 2016

99.1	Press Release of the Company